Exhibit 23.2
CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS
We consent to the incorporation by reference in the Registration Statement (Form S-8) of Solexa, Inc. pertaining to the 1992 Stock Option Plan and the 2005 Equity Incentive Plan of our report dated May 13, 2005 with respect to the financial statements of Solexa Ltd. included in Solexa, Inc.’s Amendment No. 1 to its Current Report (Form 8-K/A) dated May 20, 2005, filed with the Securities and Exchange Commission.
/s/ Ernst & Young, LLP
Cambridge, England
August 11, 2005